UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2012

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	6001 36th Avenue West Everett, Washington www.intermec.com	98203-1264
	(Address of principal executive offices and internet site)	(Zip Code)

(425) 348-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2012, Intermec, Inc., a Delaware corporation (the “Company”), Honeywell International Inc., a Delaware corporation (“Honeywell”), and Hawkeye Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Honeywell (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Honeywell will acquire the Company in an all-cash transaction valued at approximately $600 million, net of debt and cash acquired. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) and the Company will become a wholly owned subsidiary of Honeywell. The Merger is expected to close before the end of the second fiscal quarter of 2013.

Pursuant to the Merger Agreement, upon the closing of the Merger (the “Closing”), each outstanding share of Company common stock, other than shares owned by the Company, Honeywell or Merger Sub (which will be cancelled) and shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law, will automatically be converted into the right to receive $10.00 in cash (the “Merger Consideration”), without interest. Each Company option outstanding immediately prior to the Merger, whether or not then vested and exercisable, will be cancelled and converted into the right to receive, for each share of common stock subject to such stock option, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option. In addition, other issued and outstanding equity-based awards will be cancelled and converted into the right to receive, for each share of common stock payable thereunder, the Merger Consideration, without interest.

The consummation of the Merger is subject to customary closing conditions, including (i) receiving the required approval of the Company’s stockholders, and (ii) the expiration or termination of anti-trust waiting periods or approvals, as applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and in certain foreign jurisdictions.

The Merger Agreement contains certain customary covenants, including covenants providing (i) “non-solicitation” covenants that prohibit the Company’s or its subsidiaries’ solicitation of third party proposals relating to alternative transactions and restrict the ability to provide information or enter into discussions in connection with alternative transactions, subject to certain limited exceptions in the case of the Company to permit the Board of Directors of the Company (the “Board”) to comply with its fiduciary duties, (ii) for each of the parties to use reasonable best efforts to cause the transaction to be consummated and (ii) for the Company to carry on its business in the ordinary course during the interim period between the execution of the Merger Agreement and completion of the Merger.

The Merger Agreement also contains covenants that require (i) the Company to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and call and hold a special stockholders meeting and (ii) subject to certain exceptions, the Board to recommend that the Company’s stockholders approve the Merger Agreement. However, the Board is permitted to change its recommendation to the Company’s stockholders to comply with its fiduciary duties if the Board receives a superior acquisition proposal and certain conditions are satisfied.

The Merger Agreement provides certain termination rights for the Company, Honeywell and Merger Sub, including in the event that the Company terminates the agreement in order to enter into an acquisition agreement with respect to a superior acquisition proposal after complying with certain obligations, there is a change of recommendation by the Company’s board and if the Merger has not been consummated by the outside date, including due to anti-trust regulatory reasons. In connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Honeywell a termination fee equal to $24.0 million. In addition, in the event the Merger Agreement is terminated by either Honeywell or the Company due to a failure to obtain required anti-trust approvals under specified circumstances, Honeywell will be required to pay the Company a termination fee equal to $24.0 million

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by the Company in connection with the signing of the Merger Agreement. This disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. In addition, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Honeywell and Merger Sub, rather than establishing matters of fact. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the Company, Honeywell and Merger Sub that may be different from those which are applicable to the Company’s stockholders. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts relating to the Company, Honeywell or Merger Sub.

Important Additional Information about the Merger Transaction

Intermec plans to file with the SEC and mail to its stockholders a proxy statement in connection with the merger transaction. This current report of Form 8-K does not constitute a solicitation of any vote or approval. The proxy statement and other documents to be filed with the SEC related to the merger transaction will contain important information about Honeywell, the Merger Sub, Intermec, the merger transaction and related matters. Investors are urged to carefully read the proxy statement and other documents to be filed with the SEC in connection with the merger transaction or incorporated by reference into the proxy statement, when available. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Intermec through the website maintained by the SEC at www.sec.gov or by contacting Intermec Investor Relations at (425) 348-2600. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Intermec’s website at www.intermec.com (which website is not incorporated herein by reference).

Intermec and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Intermec’s stockholders in connection with the proposed merger transaction will be set forth in the proxy statement described above when it is filed with the SEC. Additional information regarding Intermec’s executive officers and directors, including stockholdings, is included in Intermec’s definitive proxy statement for 2012, which was filed with the SEC on April 12, 2012. You can obtain free copies of this document from Intermec using the contact information above.

Forward-Looking Statements

Statements made in this current report on Form 8-K and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the closing of the merger transaction, the expected timing of the merger transaction and the potential effects of the merger transaction, including if it does not close.

These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this current report on Form 8-K, including: the ability to obtain regulatory approvals of the merger transaction on the proposed terms and schedule; the failure of Intermec’s stockholders to approve the merger transaction; disruption to our business, including customer, employee and supplier relationships resulting from the merger transaction; the effect of the merger transaction on pricing, spending, third-party relationships and revenues; and other factors described in Intermec’s reports filed with the SEC, including our annual report for the year ended December 31, 2011 and subsequent quarterly reports, filed with the SEC, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report on Form 8-K. Except to the extent required by law, Intermec disclaims any obligation to update any forward-looking statements after the distribution of this current report on Form 8-K, whether as a result of new information, future events, changes in assumptions, or otherwise.

Item 7.01 Regulation FD Disclosure.

On December 10, 2012, the Company issued a press release announcing the execution of the Merger Agreement. Also on December 10, 2012, the Company provided, or plans to provide, a letter to employees, a Q&A summary for employees, a letter to Company business leaders, talking points for employee communications with customers, a Q&A summary of the Merger for customers, employee town hall materials, and a summary of key messages and top questions, regarding the Merger.

A copy of each document is furnished herewith as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, and 99.8 respectively, and incorporated herein by reference in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among the Company, Honeywell and Merger Sub dated as of December 9, 2012. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

99.1	Press Release, dated December 10, 2012.

99.2	Letter to Employees of the Company, dated December 10, 2012.

99.3	Employee Q&A, dated December 10, 2012.

99.4	Letter to Company Business Leaders, dated December 10, 2012.

99.5	Talking Points for Communication with Customers, dated December 10, 2012.

99.6	Customer Q&A, dated December 10, 2012.

99.7	Town Hall Presentation Materials, dated December 10, 2012.

99.8	Key Messages and Top Questions Materials, dated December 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMEC, INC
(Registrant)

Date:	December 10, 2012	By:	/s/ YUKIO MORIKUBO
Yukio Morikubo
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among the Company, Honeywell and Merger Sub dated as of December 9, 2012. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

99.1	Press Release, dated December 10, 2012.

99.2	Letter to Employees of the Company, dated December 10, 2012.

99.3	Employee Q&A, dated December 10, 2012.

99.4	Letter to Company Business Leaders, dated December 10, 2012.

99.5	Talking Points for Communication with Customers, dated December 10, 2012.

99.6	Customer Q&A, dated December 10, 2012.

99.7	Town Hall Presentation Materials, dated December 10, 2012.

99.8	Key Messages and Top Questions Materials, dated December 10, 2012.